                                                         Exhibit No. EX-99.d.1.c

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 1

Funds of the Trust                               Advisory Fees

Gartmore Nationwide Fund                  0.60% on assets up to $250 million
(formerly Gartmore Total Return Fund)     0.575% on assets of $250 million and more but less than $1 billion
Gartmore Growth Fund                      0.55% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Growth Fund)         0.525% on assets of $2 billion and more but less than $5 billion
                                          0.50% for assets of $5 billion and more

Gartmore Value Opportunities Fund         0.70% on assets up to $250 million
(formerly Nationwide Value                0.675% on assets of $250 million and more but less than $1 billion
    Opportunities Fund)                   0.65% on assets of $1 billion and more but less than $2 billion
                                          0.625% on assets of $2 billion and more but less than $5 billion
                                          0.60% for assets of $5 billion and more

Gartmore Mid Cap Growth Leaders           0.80% on assets up to $250 million
(formerly Millennium Growth Fund and      0.77% on assets of $250 million and more but less than $1 billion
Nationwide Mid Cap Growth Fund)           0.74% on assets of $1 billion and more but less than $2 billion
                                          0.71% on assets of $2 billion and more but less than $5 billion
                                          0.68% for assets of $5 billion and more

Gartmore Global Technology and            0.88% on assets up to $500 million
Communications Fund(1)                    0.83% on assets of $500 million and more but less than $2 billion
(formerly Nationwide Global Technology    0.78% for assets of $2 billion and more
    and Communications Fund)

Gartmore Global Health Sciences Fund(1)   0.90% on assets up to $500 million
(formerly Nationwide Global Life          0.85% on assets of $500 million and more but less than $2 billion
    Sciences Fund)                        0.80% for assets of $2 billion and more

Gartmore U.S. Growth Leaders Fund(2)      0.90% on assets up to $500 million
(formerly Nationwide Focus Fund and       0.80% on the next $1.5 billion in assets
    Gartmore Growth 20 Fund)              0.75% on assets of $2 billion and more

Gartmore Nationwide Leaders Fund(1)       0.80% on assets up to $500 million
(formerly Gartmore U.S. Leaders Fund)     0.70% on the next $2 billion in assets
                                          0.65% on assets of $2 billion or more

Gartmore Micro Cap Equity Fund            1.25% of the Fund's average daily net assets

Gartmore Mid Cap Growth Fund              0.75% on assets up to $250 million
                                          0.725% on assets of $250 million and more but less than $1 billion
                                          0.70% on assets of $1 billion and more but less than $2 billion
                                          0.675% on assets of $2 billion and more but less than $5 billion
                                          0.65% for assets of $5 billion and more

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 2

Funds of the Trust                               Advisory Fees

Gartmore Small Cap Leaders Fund           0.95% of the Fund's average daily net assets

Gartmore U.S. Growth Leaders              1.50% on assets up to $250 million
    Long-Short Fund                       1.25% on assets of $250 million and more

Gartmore China Opportunities Fund(1)      1.25% on assets up to $500 million
                                          1.20% on assets of $500 million and more but
                                          less than $2 billion
                                          1.15% on assets of $2 billion and more

Gartmore Global Natural                   0.70% on assets up to $500 million
    Resources Fund(1)                     0.65% on assets of $500 million and more but
                                          less than $2 billion
                                          0.60% on assets of $2 billion and more

Gartmore Optimal                          0.15% of the Fund's average daily net assets
Allocations Fund: Aggressive
(formerly Gartmore Actively Managed
    Aggressive Asset Allocation Fund)

Gartmore Optimal                          0.15% of the Fund's average daily net assets
Allocations Fund: Moderately Aggressive
(formerly Gartmore Actively Managed
    Moderately Aggressive Asset
    Allocation Fund)

Gartmore Optimal                          0.15% of the Fund's average daily net assets
Allocations Fund: Moderate
(formerly Gartmore Actively
    Managed Moderate Asset Allocation
    Fund)

Gartmore Optimal                          0.15% of the Fund's average daily net assets
Allocations Fund: Specialty
(formerly Gartmore Actively Managed
    Specialty Asset Allocation Fund)

NorthPointe Small Cap Value Fund          0.85% of the Fund's average daily net assets

NorthPointe Small Cap Growth Fund         0.95% of the Fund's average daily net assets

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 3

Funds of the Trust                               Advisory Fees

Gartmore Bond Fund                        0.50% on assets up to $250 million
(formerly Nationwide Bond Fund)           0.475% on assets of $250 million and more but less than $1 billion
Gartmore Tax-Free Income Fund             0.45% on assets of $1 billion and more but less than $2 billion
(formerly Nationwide Tax Free             0.425% on assets of $2 billion and more but less than $5 billion
    Income Fund)                          0.40% for assets of $5 billion and more
Gartmore Government Bond Fund
(formerly Nationwide Government
    Bond Fund)

Gartmore High Yield Bond Fund             0.55% on assets up to $250 million
(formerly Nationwide High Yield           0.525% on assets of $250 million and more but less than $1 billion
    Bond Fund)                            0.50% on assets of $1 billion and more but less than $2 billion
                                          0.475% on assets of $2 billion and more but less than $5 billion
                                          0.45% for assets of $5 billion and more

Gartmore Money Market Fund                0.40% on assets up to $1 billion
(formerly Nationwide Money                0.38% on assets of $1 billion and more but less than $2 billion
    Market Fund)                          0.36% on assets of $2 billion and more but less than $5 billion
                                          0.34% for assets of $5 billion and more

Gartmore S&P 500 Index Fund               0.13% on assets up to $1.5 billion
(formerly Nationwide S&P 500 Index        0.12% on assets of $1.5 billion and more but less than $3 billion
    Fund)                                 0.11% on assets of $3 billion and more but less than $4.5 billion
                                          0.10% on assets of $4.5 billion and more

Gartmore Small Cap Index Fund             0.20% on assets up to $1.5 billion
(formerly Nationwide Small Cap Index      0.19% on assets of $1.5 billion and more but less than $3 billion
    Fund)                                 0.18% on assets of $3 billion and more

Gartmore Mid Cap Market Index Fund        0.22% on assets up to $1.5 billion
(formerly Nationwide Mid Cap              0.21% on assets of $1.5 billion and more but less than $3 billion
    Market Index Fund)                    0.20% on assets of $3 billion and more

Gartmore International Index Fund         0.27% on assets up to $1.5 billion
(formerly Nationwide International        0.26% on assets of $1.5 billion and more but less than $3 billion
    Index Fund)                           0.25% on assets of $3 billion and more

Gartmore Bond Index Fund                  0.22% on assets up to $1.5 billion
(formerly Nationwide Bond Index Fund)     0.21% on assets of $1.5 billion and more but less than $3 billion
                                          0.20% on assets of $3 billion and more

Gartmore Large Cap Value Fund             0.75% on assets up to $100 million
(formerly Prestige Large Cap              0.70% on assets of $100 million and more
    Value Fund and Nationwide
    Large Cap Value Fund)

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 4

Funds of the Trust                               Advisory Fees

Gartmore Small Cap Fund                   0.95% on assets up to $100 million
(formerly Nationwide Small Cap Fund       0.80% on assets of $100 million and more
    and Prestige Small Cap Fund)

Gartmore Convertible Fund                 0.65% on assets up to $500 million
                                          0.60% on assets of $500 million and more but
                                          less than $1 billion
                                          0.55% for assets of $1 billion and more

Gartmore Investor Destinations            0.13% of average daily net assets
Aggressive Fund
(formerly Investor Destinations
    Aggressive Fund and Nationwide
    Investor Destinations Aggressive Fund)

Gartmore Investor Destinations Moderately Aggressive Fund
(formerly Investor Destinations Moderately Aggressive Fund and
    Nationwide Investor Destinations Moderately Aggressive Fund)

Gartmore Investor Destinations Moderate Fund
(formerly Investor Destinations Moderate Fund and
    Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund
(formerly Investor Destinations Moderately Conservative Fund and
    Nationwide Investor Destinations Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund
(formerly Investor Destinations Conservative Fund and
    Nationwide Investor Destinations Conservative Fund)

Gartmore Hedged Core Equity Fund         1.25% of average daily net assets

Gartmore Small Cap Growth
    Opportunities Fund†                   0.95% on assets up to $500 million
                                          0.85% on assets of $500 million and more but
                                          less than $2 billion
                                          0.80% for assets of $2 billion and more

Gartmore Small Cap Value Fund†            0.95% on assets up to $500 million
                                          0.85% on assets of $500 million and more but
                                          less than $2 billion
                                          0.80% for assets of $2 billion and more

Gartmore Small Cap Core Fund†             0.85% on assets up to $500 million
                                          0.75% on assets of $500 million and more but
                                          less than $2 billion
                                          0.70% for assets of $2 billion and more

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 5

Funds of the Trust                               Advisory Fees

Gartmore Market Neutral Fund†             1.25% of average daily net assets

Gartmore Emerging Markets Fund(1)‡        1.05% on assets up to $500 million
                                          1.00% on assets of $500 million and more but
                                          less than $2 billion
                                          0.95% for assets of $2 billion and more

Gartmore International Growth Fund(1)‡    0.90% on assets up to $500 million
                                          0.85% on assets of $500 million and
                                          more but less than $2 billion
                                          0.80% for assets of $2 billion and more

Gartmore Worldwide Leaders Fund(1)‡       0.90% on assets up to $500 million
                                          0.85% on assets of $500 million and
                                          more but less than $2 billion
                                          0.80% for assets of $2 billion and more

Gartmore Global Financial Services
Fund(1)‡                                  0.90% on assets up to $500 million
                                          0.85% on assets of $500 million and
                                          more but less than $2 billion
                                          0.80% for assets of $2 billion and more

Gartmore Global Utilities Fund(1)‡        0.70% on assets up to $500 million
                                          0.65% on  assets  of $500 million and
                                          more but less than $2 billion
                                          0.60% for assets of $2 billion or more

 Effective  September  29, 2006  following  approval at the June 14, 2006 Board
Meeting.
† Effective  September 29, 2006  following  Board  approval at the September 13,
2006 Board meeting
‡ As  approved at June 14, 2006 Board  meeting and will be  effective  upon the closing of the U.K. Sale

1  Performance  Fees  for the  Gartmore  Technology  and  Communications  Funds;
Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore
China  Opportunities  Fund;  Gartmore Global Natural  Resources  Fund;  Gartmore
Global  Financial  Services  Fund;  Gartmore  Global  Utilities  Fund;  Gartmore
International   Growth  Fund;  Gartmore  Emerging  Markets  Fund;  and  Gartmore
Worldwide Leaders Fund.

The base advisory fee for each of these Funds,  as set forth above,  is adjusted each quarter  beginning one year after  implementation  of the Performance  Fee, depending upon a Fund's  investment  performance for the 12 months preceding the end of that month  relative to the  investment  performance  of each  respective
Fund's  benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis  points  over the  preceding  rolling 12 month  period as follows:

                  +/- 100 bps under/outperformance            2bps
                  +/- 200 bps under/outperformance            4bps

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 6

                  +/- 300 bps under/outperformance            6bps
                  +/- 400 bps under/outperformance            8bps
                  +/- 500 bps or more under/outperformance    10bps

The  investment  performance  of each Fund will be the sum of: (1) the change in each  Fund's  value  during  such  period;  (2) the  value  of the  Fund's  cash distributions  (from net income and  realized net gains)  having an  ex-dividend date  during such  calculation  period;  and (3) the value of any capital  gains taxes paid or accrued during such calculation period for undistributed  realized long-term  capital  gains  from  the  Fund.  For  this  purpose,  the  value  of distributions  per share of realized  capital gains, of dividends per share paid from  investment  income and of capital gains taxes per share  reinvested in the
Fund will be the Fund's  value in effect at the close of  business on the record date for the payment of such  distributions  and the date on which  provision is made for such taxes,  after giving  effect to such  distribution,  dividends and taxes.

Benchmark Index Performance:
The  performance of each respective  benchmark  Index for a calculation  period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2)
the value, as calculated consistent with the Index, of cash distributions having an ex-dividend  date during such period made by those companies whose securities comprise the Index. For this purpose,  cash distributions on the securities that comprise  the Index will be treated as if they were  reinvested  in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.  Gartmore Global Technology and            Goldman Sachs Technology Composite Index
       Communications Fund
2.  Gartmore Global Health Sciences Fund      Goldman Sachs Health Care Index
3.  Gartmore Nationwide Leaders Fund          S&P 500 Index
4.  Gartmore China Opportunities Fund         MSCI Zhong Hua Index
5.  Gartmore Global Natural Resources Fund    Goldman Sachs Natural Resources Index
6.  Gartmore Emerging Markets Fund            MSCI Emerging Markets Index
7.  Gartmore International Growth Fund        MSCI All Country World Free ex U.S. Index
8.  Gartmore Worldwide Leaders Fund           MSCI World Index
9.  Gartmore Global Financial Services Fund   MSCI World Financial Index
10. Gartmore Global Utilities Fund            60% MSCI World Telecom Service Index/40% MSCI
                                              World Utilities Index

2 Performance fee for the Gartmore U.S. Growth Leaders Fund

     This base advisory fee listed above is adjusted each quarter, beginning one year after  commencement  of  operations,  depending  on the  Fund's  investment performance for the 36 months  preceding the end of that month,  relative to the investment performance of the Fund's benchmark,  the S&P 500 Index. The base fee is either  increased or decreased by the following  amounts at each  breakpoint, based on whether the Fund has out- or under-performed  the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million               +/- 22 basis points
Next $1.5 billion in assets                 +/- 18 basis points
Assets of $2 billion and more               +/- 16 basis points

The investment  performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period;  (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend  date  during  such  calculation  period;  and (3) the  value of any capital  gains  taxes  paid  or  accrued  during  such  calculation  period  for undistributed  realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share  paid  from  investment  income  and of  capital  gains  taxes  per  share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on  which  provision  is made  for  such  taxes,  after  giving  effect  to such distribution, dividends and taxes.

                                    EXHIBIT A

                          Investment Advisory Agreement
                        Between Gartmore Mutual Funds and
                       Gartmore Mutual Fund Capital Trust

                      Amended, Effective September 29, 2006

                                     Page 7

S&P 500 Index Performance:

The  performance of the S&P 500 Index for a calculation  period,  expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated  consistent  with the S&P 500 Index, of cash  distributions having an  ex-dividend  date during such  period made by those  companies  whose securities  comprise the S&P 500 Index. For this purpose,  cash distributions on the  securities  that comprise the S&P 500 Index will be treated as if they were reinvested  in the S&P 500  Index  at  least  as  frequently  as the end of each calendar quarter following payment of the dividend.

                                           TRUST
                                           GARTMORE MUTUAL FUNDS

                                           By:
                                           Name:
                                           Title:

                                           ADVISER
                                           GARTMORE MUTUAL FUND CAPITAL TRUST

                                           By:
                                           Name:
                                           Title: